Exhibit 24

POWER OF ATTORNEY

                 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DENNIS E. O’REILLY, JASMINA THEODORE BOULANGER and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below post-effective amendments to Registration Statements on Form S-8 and any and all other amendments and supplements thereto to be filed by Conexant Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of withdrawing from registration under the Securities Act of 1933, as amended (the “Securities Act”), any remaining unsold interests in the Conexant Systems, Inc. Hourly Employees’ Savings Plan, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ DWIGHT W. DECKER Dwight W. Decker	Chairman of the Board and Chief Executive Officer (principal executive officer)	September 26, 2005
/s/ DONALD R. BEALL Donald R. Beall	Director	September 26, 2005
/s/ STEVEN J. BILODEAU Steven J. Bilodeau	Director	September 26, 2005

Signature	Title	Date
/s/ DIPANJAN DEB Dipanjan Deb	Director	September 26, 2005
/s/ F. CRAIG FARRILL F. Craig Farrill	Director	September 26, 2005
/s/ BALAKRISHNAN S. IYER Balakrishnan S. Iyer	Director	September 26, 2005
/s/ JOHN W. MARREN John W. Marren	Director	September 26, 2005
/s/ D. SCOTT MERCER D. Scott Mercer	Director	September 26, 2005
/s/ JERRE L. STEAD Jerre L. Stead	Director	September 26, 2005
/s/ GIUSEPPE ZOCCO Giuseppe Zocco	Director	September 26, 2005
/s/ J. SCOTT BLOUIN J. Scott Blouin	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	September 26, 2005

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